WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Fund 4 financial statements for the six months ending June 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                             12-31-97
<PERIOD-END>                                  06-30-97
<CASH>                                         769,654
<SECURITIES>                                         0
<RECEIVABLES>                                   16,007<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               538,651
<PP&E>                                      41,026,598<F2>
<DEPRECIATION>                            (25,923,828)<F3>
<TOTAL-ASSETS>                              16,427,082
<CURRENT-LIABILITIES>                          961,312
<BONDS>                                     19,812,287<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (4,346,517)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                16,427,082
<SALES>                                              0
<TOTAL-REVENUES>                             3,818,518<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,091,422<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             640,283
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    84,740<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "Prepaid Expenses and Other Assets" on the balance sheet.
<F2>Includes apartment complexes of $40,627,940 and Deferred Expenses of $398,658.
<F3>Includes Depreciation of $25,740,286 and amortization of Deferred Expenses of $183,542.
<F4>Represents mortgage notes payable of $19,812,287.
<F5>Represents total deficit of the general partners ($302,014) and the
Limited Partners ($4,044,503).
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $1,691,375, real estate taxes of $375,364 and depreciation and amortization of $1,024,683.
<F8>Net income allocated $847 to general partners and $847 to general partners and $83,893 to limited partners. Average net income of $2.68 per unit on 30,000 units outstanding.

